Exhibit 4.1

EXECUTION COPY

EQUITY HOLDERS AGREEMENT

Dated as of August 21, 2008

EQUITY HOLDERS AGREEMENT

THIS EQUITY HOLDERS AGREEMENT (this “Agreement”) is made and entered into as of August 21, 2008, by and between Evercore Partners Inc., a Delaware corporation (the “Company”), and Mizuho Corporate Bank, Ltd., a Japanese corporation (“Mizuho CB” or the “Investor”).

RECITALS

WHEREAS, the Company and the Investor have entered into a Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), which provides for the purchase by the Investor, and the sale by the Company, of (i) senior notes of the Company bearing interest at a rate of 5.2% per annum, due on the twelfth anniversary issuance in 2020, in an aggregate principal amount (the “Aggregate Principal Amount”) of $120 million and governed by the indenture between the Company and The Bank of New York Mellon (the “Indenture Trustee”), as trustee (the “Indenture”), in substantially the form attached as Exhibit A hereto (the “Senior Notes”) and (ii) warrants to purchase 5,454,545 shares of Common Stock (as defined below) at a price of $22.00 per share (the “Warrants” and together with the Senior Notes and any Purchased Shares (as defined below), the “Purchased Securities”);

WHEREAS, the Purchase Agreement provides that the Purchaser may, in its sole discretion, subject to applicable Law and the Insider Trading Policies (as defined below), purchase Common Stock in the public markets in an amount representing up to 4.9% of the voting rights represented by the issued and outstanding Common Stock and Class B Common Stock of the Company (the “Common Stock Voting Rights”) during the twenty-four month period immediately following the Closing (as defined below) (the “Purchased Shares”);

WHEREAS, the Company and the Investor have contemporaneously herewith executed, in addition to the Purchase Agreement, the other Ancillary Agreements;

WHEREAS, each of this Agreement and the other Ancillary Agreements will become effective at the closing of the purchase of the Senior Notes and Warrants by the Investor pursuant to the Purchase Agreement (the “Closing”); and

WHEREAS, the parties hereto desire to enter into certain arrangements relating to the Company, Evercore LP, a Delaware limited partnership (“Evercore LP”), and the Purchased Securities.

NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Defined Terms. As used herein, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls or is controlled by or is under common control with such Person.

“Agreement” has the meaning assigned to such term in the preamble.

“Aggregate Principal Amount” has the meaning assigned to such term in the recitals.

“Ancillary Agreements” means this Agreement, the Investment Agreement, the Strategic Alliance Agreement, the Indenture and the Warrants.

“as-converted” means, with respect to any Equity Securities owned by the Investor and its Affiliates that are convertible into, or exchangeable or exercisable for Common Stock, such Equity Securities on an as converted, exchanged or exercised basis.

“associate” or “associates” has the meaning given to such term in Rule 12b-2 under the Exchange Act.

“beneficial owner” or “beneficially own” has the meaning given to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities of the Company or Evercore LP shall be calculated in accordance with the provisions of such Rule; provided, that for purposes of determining beneficial ownership, a Person shall be deemed to be the beneficial owner of any security which may be acquired by such Person (or, with respect to the Exercise Shares, such Person’s transferee) whether within 60 days or thereafter, upon the conversion, exchange or exercise of any warrants, options, rights or other securities; provided, further, that any Warrants and Exercise Shares beneficially owned by the Investor shall not be counted twice in connection with ownership thresholds applicable to the Investor.

“Board” means the Board of Directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday, a national holiday or other day on which banks in New York, New York or Tokyo, Japan are required or authorized by Law to close.

“Buyer” has the meaning assigned to such term in Section 3.2(a).

“Bylaws” means the Amended and Restated Bylaws of the Company, as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and the terms of the Restated Certificate.

“Capital Stock” means any and all shares of capital stock of the Company.

“CFIUS” means the Committee on Foreign Investment in the United States.

“Change of Control” has the meaning assigned to such term in Section 3.1(a)(iii).

“Claims” has the meaning assigned to such term in Section 4.5(a).

“Closing” has the meaning assigned to such term in the recitals.

“Closing Date” has the meaning assigned to such term in the Purchase Agreement.

“Common Stock” means the Class A Common Stock, par value $0.01 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

“Common Stock Voting Rights” has the meaning assigned to such term in the recitals.

“Company” has the meaning assigned to such term in the preamble.

“Company Indemnified Person” has the meaning assigned to such term in Section 5.5(b).

“Confidential Information” has the meaning assigned to such term in Section 2.3(a).

“control” (including its correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“controlling person” has the meaning assigned to such term in Section 4.5(a).

“Demand Party” has the meaning assigned to such term in Section 4.1(a)(i).

“Desired Sale” has the meaning assigned to such term in Section 3.4(a).

“Director” means any member of the Board.

“Eligible 144A Sale” has the meaning assigned to such term in Section 4.11(b).

“Equity Securities” means (i) any and all shares of Capital Stock and securities of the Company convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares and (ii) any and all partnership units of Evercore LP and securities of Evercore LP convertible into, or exchangeable or exercisable for, such partnership units, and options, warrants or other rights to acquire such partnership units.

“Equity-Linked Securities” means the Warrants, any Purchased Shares and any Exercise Shares, together with any shares of Common Stock issued as a dividend or distribution on the Purchased Shares or Exercise Shares.

“Evercore LP” has the meaning assigned to such term in the recitals.

“Evercore LP Competitor” has the meaning assigned to such term in Section 5.3(a).

“Evercore LP Restricted Activity” has the meaning assigned to such term in Section 5.3(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exercise Shares” means the shares of Common Stock that may be issued upon the exercise of the Warrants.

“FINRA” means the Financial Industry Regulatory Authority.

“Floating Stock” has the meaning assigned to such term in Section 3.1(a).

“Fund” has the meaning assigned to such term in the Investment Agreement.

“Governmental Entity” means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local, national, multi-national, or foreign, or any agency or instrumentality, authority, department, commission, board or bureau thereof, any Self-Regulatory Organization, or any court, arbitrator, arbitration panel or similar judicial body.

“Holder” means the Investor (including any Transferees that have become an Investor) entitled to the rights described in Article IV.

“incur” means, directly or indirectly, to incur, refinance, create, assume, guarantee or otherwise become liable.

“Indemnified Party” has the meaning assigned to such term in Section 4.5(c).

“Indenture” has the meaning assigned to such term in the recitals.

“Indenture Trustee” has the meaning assigned to such term in the recitals.

“Insider Trading Policies” shall mean, for so long as a Director nominated or designated by the Investor or any of its Affiliates or Permitted Transferees is a member of the Board, the insider trading policies of the Company provided to Mizuho CB in writing from time to time which are applicable to members of the Board, including policies relating to “blackout periods” during which all directors of Evercore are prohibited from trading in Capital Stock of the Company.

“Investment Agreement” means the Investment Agreement, dated as of the date hereof by and among Mizuho CB, Mizuho SC and the Company.

“Investor Director” means any Director designated or nominated for election to the Board by the Investor pursuant to Section 2.1 of this Agreement.

“Investor” has the meaning assigned to such term in the preamble.

“Law” has the meaning assigned to such term in the Purchase Agreement.

“Marketed Offering” means an underwritten sale of securities of the Company pursuant to an effective registration statement (including any underwritten “take-down” under an effective Shelf Registration Statement) which could involve a customary “road show”.

“Mizuho CB” has the meaning assigned to such term in the preamble.

“Mizuho Competitor” has the meaning assigned to such term in Section 5.3(b).

“Mizuho Parties” means, collectively, Mizuho CB and Mizuho SC.

“Mizuho Restricted Activity” has the meaning assigned to such term in Section 5.3 (a).

“Mizuho SC” means Mizuho Securities Co., Ltd., a Japanese corporation.

“Notice Date” has the same meaning assigned to such term in Section 3.2(a).

“NYSE” means the New York Stock Exchange.

“Offer Notice” has the meaning assigned to such term in Section 3.2(d).

“Offered Securities” has the meaning assigned to such term in Section 3.2(a).

“Order” means any ordinance, rule, regulation, judgment, determination, decree, injunction or other order (whether temporary, preliminary or permanent) issued, promulgated, enforced or entered by a court or other Governmental Entity of competent jurisdiction.

“Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of Evercore LP, dated as of August 7, 2006, as supplemented by the Supplement thereto dated as of August 7, 2006 and further amended by the Amendment No. 1 dated May 9, 2007, as the same shall be further amended or supplemented from time to time.

“Permitted Transferee” means, with respect to the Investor, in connection with any Transfer, (i) any Subsidiary of the Investor of which the Investor, directly or indirectly, holds 100% of the issued and outstanding voting securities and other voting interests, (ii) Mizuho SC and (iii) any Subsidiary of Mizuho SC of which Mizuho SC, directly or indirectly, holds 100% of the issued and outstanding voting securities and other voting interests; provided, that in the event that, subsequent to such Transfer, (A) the Investor ceases to hold, directly or indirectly, 100% of the issued and outstanding voting securities and other voting interests of such Subsidiary of the Investor, (B) Mizuho SC ceases to be an Affiliate of the Investor or (C) Mizuho SC ceases to hold, directly or indirectly, 100% of the issued and outstanding voting securities and other voting interests of such Subsidiary of Mizuho SC, as applicable, such event shall be considered a Transfer and shall be subject to the terms hereof with respect thereto, including Section 3.1.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Entity or any agency or political subdivisions thereof or any group comprised of two or more of the foregoing.

“Prohibited Transfer” means any Transfer of Equity Securities or Senior Notes of the Company or Evercore LP to a Person that (i) would violate this Agreement or applicable Law, (ii) may not be effected without registering such Equity Securities or Senior Notes involved under the Securities Act, (iii) would result in the assets of the Company constituting “Plan Assets” as such term is defined in the United States Department of Labor regulations promulgated under the Employer Retirement Income Security Act of 1974, as amended, (iv) would cause the Company, Evercore LP or any of their respective Subsidiaries to be, be controlled by or under common control with, an “investment company” for purposes of the Investment Company Act of 1940, as amended, or (v) would subject the Company, Evercore LP or any of their respective Subsidiaries to any material legal or regulatory scheme or any jurisdiction to which such Person is not subject immediately prior to such Transfer.

“Public Offering” means a public offering of shares of Common Stock pursuant to an effective registration statement (other than on Form S-4, Form S-8 or their equivalent) under the Securities Act.

“Purchase Agreement” has the meaning assigned to such term in the recitals.

“Purchased Securities” has the meaning assigned to such term in the recitals.

“Purchased Shares” has the meaning assigned to such term in the recitals.

“Registrable Securities” means the Securities held by any Holder and any Common Stock which may be issued, converted, exchanged or distributed in respect thereof by way of stock dividend, stock split or other distribution, recapitalization or reclassification with respect to the Securities. As to any particular Registrable Securities, once issued, such Registrable Securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale by the Holder of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, or (iii) such securities shall have ceased to be outstanding. For purposes of this Agreement, any required calculation of the amount of, or percentage of, Registrable Securities shall be based on the number of shares of Common Stock which are Registrable Securities, including shares issuable upon the conversion, exchange or exercise of any security convertible, exchangeable or exercisable into Common Stock.

“Registration Expenses” means any and all reasonable out-of-pocket expenses reasonably related to any registration of Registrable Securities pursuant to Section 4.1 hereof, including (i) all SEC and securities exchange or FINRA registration and filing fees (including, if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in Section 2720 of the bylaws of FINRA, and of its counsel), (ii) all reasonable fees and expenses of complying with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities and any escrow fees), (iii) all reasonable printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or FINRA pursuant to Section 4.5(d) and all rating agency fees, (v) the reasonable fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or “cold comfort” letters required by or incident to such performance and compliance, (vi) the reasonable fees and disbursements of counsel for the Company and counsel selected pursuant to Section 4.6, (vii) any reasonable fees and disbursements of underwriters customarily paid by the issuers, including liability insurance if the Company so desires, but excluding fees and disbursements customarily paid by sellers of securities who are not issuers of such securities, underwriting discounts, commissions and transfer taxes, if any.

“Representatives” means members, officers, directors, employees, agents, partners, consultants, accountants, counsel or advisors of such party, including affiliates of such members, officers, directors, employees, agents, partners, consultants, accountants, counsel or advisors.

“Requisite Senior Managing Directors” means, collectively, the Senior Managing Directors who hold in the aggregate at least 40% of the Total Evercore Equity as of the Closing Date.

“Restated Certificate” means the Restated Certificate of Incorporation of the Company, as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and the terms of this Agreement.

“SEC” means the U.S. Securities and Exchange Commission or any other federal agency then administering the Securities Act or the Exchange Act and other federal securities laws.

“Securities” means the Purchased Securities and any Exercise Shares, together with any shares of Common Stock issued as a dividend or distribution on the Purchased Shares or Exercise Shares.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Self-Regulatory Organization” means FINRA, each national securities exchange in the United States and each other commission, board, agency or body, whether United States or foreign, that is charged with the supervision or regulation of brokers, dealers, securities underwriters or traders, stock exchanges, commodity exchanges, investment companies or investment advisers, banks or any other entities conducting business similar thereto.

“Seller Indemnified Parties” has the meaning assigned to such term in Section 4.5(a).

“Senior Managing Directors” means the Senior Managing Directors of Evercore LP.

“Senior Notes” has the meaning assigned to such term in the recitals.

“Shelf Prospectus Supplement” has the same meaning assigned to such term in Section 4.1(a)(ii).

“Shelf Registration Statement” has the same meaning assigned to such term in Section 4.1(a)(i).

“Stock Plan” means any stock option plan, agreement, award, grant or arrangement which provides for the issuance of Equity Securities to the directors, officers, employees and consultants of the Company or its Subsidiaries.

“Strategic Alliance Agreement” means the Amended and Restated Alliance Agreement dated as of the date hereof, by and among the Company, Mizuho CB, Mizuho SC and the other parties thereto.

“Subsidiary” means, with respect to a party, any corporation, partnership, trust, limited liability company or other entity in which such party (or another Subsidiary of such party) holds stock or other ownership interests representing, directly or indirectly, (A) more than

50% of the voting power of all outstanding stock or ownership interests of such entity, (B) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity or (C) a general or managing partnership interest or similar position in such entity. For purposes of this Agreement, Evercore LP shall be deemed to be a Subsidiary of the Company.

“Tag-Along Rights Agreement” has the meaning assigned to such term in the Purchase Agreement.

“Tag-Along Notice” has the meaning assigned to such term in Section 3.3(b).

“Tag-Along Sale” has the meaning assigned to such term in Section 3.3(a).

“Total Equity” means, as of any date, (i) the Total Evercore Equity as of such date, plus (ii) the number of issued and outstanding Equity-Linked Securities (on an as-converted basis) held, directly or indirectly, by the Investor or any Permitted Transferee of the Investor as of such date.

“Total Evercore Equity” means, as of any date, the sum of (i) the total number of issued and outstanding shares of Common Stock as of such date, plus (ii) the total number of issued and outstanding shares of Common Stock subject to vesting or other restrictions and the total number of issued and outstanding restricted stock units of the Company entitling the holder thereof to acquire shares of Common Stock, whether vested or unvested (to the extent not included in (i) above), as of such date, plus (iii) the total number of issued and outstanding vested and unvested partnership units of Evercore LP (excluding any partnership units of Evercore LP held, directly or indirectly, by the Company); provided that (i), (ii) and (iii) shall not include any Equity-Linked Securities (on an as-converted basis) held, directly or indirectly, by the Investor or any Permitted Transferee of the Investor as of such date.

“Transfer” means, directly or indirectly, to sell, transfer, assign, distribute, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, or grant of any economic rights with respect to, any Equity Securities or Senior Notes legally or beneficially owned by a Person or any interest in any Equity Securities or Senior Notes legally or beneficially owned by a Person. A “Transfer” shall be also deemed to occur upon the occurrence of an event described in the proviso to the definition of Permitted Transferee. For purposes of clarity, the exercise of the Warrants for Common Stock shall not be deemed to constitute a “Transfer” for the purposes of this Agreement.

“Transferee” means any Person to whom the Investor or any of its Affiliates or any transferee thereof Transfers any Equity Securities or Senior Notes in accordance with the terms hereof.

“Warrants” has the meaning assigned to such term in the preamble.

SECTION 1.2. Other Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings given to them in the Purchase Agreement.

ARTICLE II

CORPORATE GOVERNANCE AND INFORMATION RIGHTS

SECTION 2.1. Board Representation.

(a) The Investor shall have the right, following consultation with the Company, to designate one (1) Director for nomination for election to the Board. The Investor shall retain this right until the first date on which the Investor, together with its Permitted Transferees, owns (i) less than $90 million Aggregate Principal Amount of Senior Notes, (ii) less than 75% of the Warrants beneficially owned by the Investor on the Closing Date or (iii) after the second anniversary of the Closing (subject to any extension of the twenty-four month period set forth in Section 2.2 of the Purchase Agreement in accordance with the terms thereof), less than 3.75% of the issued and outstanding Common Stock (which shall not take into account any new shares of Common Stock issued by the Company after the Closing Date); provided that, notwithstanding the foregoing, the rights of the Investor in this Section 2.1 shall be subject to applicable Law, and shall be subject to NYSE or other exchange or quotation system rules, as applicable, to the extent required such that the Common Stock shall continue to be listed on the NYSE or other exchange or quotation system, as applicable.

(b) For so long as the Investor has the right to designate one (1) Director for nomination for election to the Board pursuant to Section 2.1(a), the Company agrees to use its best efforts to cause the election of such Director to the Board, including by (i) nominating such individual to be elected as a Director as provided herein, (ii) including such nomination and other required information regarding such individual in the Company’s proxy statement for its annual meeting of stockholders and (iii) solicitation of proxies in connection with the election of such individual as a Director.

(c) The Company shall, subject to applicable Law, the Restated Certificate, the Bylaws and the fiduciary duties of the Board, use its best efforts to take all necessary or desirable actions as may be required under applicable Law to cause the individual designated by the Investor as the initial Investor Director to be appointed or elected as soon as practicable but not later than the later of (i) the date which is thirty (30) Business Days after the Closing Date and (ii) the date which is thirty (30) days after receiving the Investor’s written notice of its designee (whether such notice is received before or after the Closing Date).

(d) For so long as the Investor has the right to designate one (1) Director for nomination for election to the Board pursuant to Section 2.1(a), in the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of the Investor Director, the Investor shall have the right to designate a replacement to fill such vacancy, and the Company, subject to applicable Law, the Restated Certificate, the Bylaws and the fiduciary duties of the Board, shall use its best efforts to take all necessary or desirable actions as may be required under applicable Law to cause the individual designated by the Investor to be appointed or elected. For so long as the Investor has the right to designate one (1) Director for nomination for election to the Board pursuant to Section 2.1(a), the Company shall not take any action to cause the removal of the Investor Director without cause (which shall include violation of the confidentiality agreement between the Investor Director and the Company) unless it is directed to do so by the Investor, and if the Company is so directed, the Company shall use its best efforts to take all necessary or desirable actions to effect such removal and to elect a replacement Investor Director as provided in the immediately preceding sentence.

(e) The Investor Director shall be (or shall have resigned within the twelve (12) month period immediately preceding the time such Investor Director is designated by the Investor) a full-time managing director, principal or senior officer or an employee with a position of general manager (or its equivalent) or higher of Mizuho CB or Mizuho SC or an experienced, full-time member of the financial advisory or investment management industry, shall have the qualifications set forth in the governance policies of the Company (as disclosed in any proxy statement relating to an annual meeting of stockholders of the Company filed by the Company with the SEC from time to time), shall not be (or be a Representative of or otherwise affiliated with) a competitor of the Company as determined in good faith by the Board and shall otherwise be reasonably acceptable to the Company’s Nominating and Corporate Governance Committee, as determined in good faith. The initial Investor Director shall be required to stand for re-election at the first annual general meeting of stockholders of the Company with a record date falling after the date of the initial Investor Director’s appointment. In respect of any newly proposed Investor Director (other than the initial Investor Director), the Investor shall notify the Company of the proposed Investor Director, in writing, a reasonable time in advance of the mailing of any proxy statement, information statement or registration statement in which any Board nominee or Board member of the Company would be named (which in the event of any proxy statement relating to an annual meeting of stockholders of the Company shall be no later than thirty (30) days prior to the first anniversary of the mailing of the proxy statement related to the previous year’s annual meeting of stockholders), together with all information concerning such nominee reasonably requested by the Company, so that the Company may determine whether such nominee complies with the above qualifications and so that the Company can comply with applicable disclosure rules.

(f) All obligations of the Company pursuant to Section 2.1 shall terminate immediately, and the Investor shall cause the Investor Director to resign promptly from the Board (and the Company shall be entitled to take all action to remove the Investor Director from the Board), when the Investor no longer has the right to nominate one (1) Director pursuant to Section 2.1(a). Without prejudice to the foregoing, at any such time, the Investor Director shall not vote or exercise any other rights or powers of office during the period pending resignation. Any vacancy created by such resignation may be filled by the Board or the stockholders of the Company in accordance with the Restated Certificate and Bylaws and applicable Law. The Company may implement this provision by requiring the execution and delivery of a resignation letter subject to termination of nomination rights.

(g) Each of the parties to this Agreement hereby acknowledges and agrees that any requirement included in this Agreement of the Company to use its “best efforts” shall not require the Company to pay any monetary or other consideration to any Person, incur any extraordinary costs or expenses, grant, waive or modify any terms or conditions relating to the employment or compensation of any employee of the Company or any of its Subsidiaries, or otherwise grant, waive or modify any rights of the Company or any holder of any securities of the Company or any of its Subsidiaries.

SECTION 2.2. Consent Rights. In addition to any vote or consent of the equity holders or holders of any other interests of the Company or Evercore LP required by Law, NYSE rules, the Restated Certificate, Bylaws or the Partnership Agreement, for so long as the Investor holds any Senior Notes or Warrants, the consent in writing of the Investor shall be necessary for authorizing, effecting or validating the following actions by the Company or Evercore LP:

(a) except as expressly contemplated by or permitted under this Agreement or any other Ancillary Agreement, any amendment to the Restated Certificate or the Partnership Agreement in any manner that would have a disproportionately adverse effect in any material respect on the rights of the Investor under this Agreement or any of the Ancillary Agreements (for the avoidance of doubt, except as provided in paragraph (b) below, consent of the Investor shall not be required in respect of the authorization or issuance by the Company or its Subsidiaries of additional securities, including any new class or series of securities);

(b) solely for so long as the Investor beneficially owns at least $90 million Aggregate Principal Amount of Senior Notes, the issuance by the Company of any debt ranking senior to or pari passu with the Senior Notes; provided, that the Company shall retain the right to issue debt ranking pari passu with the Senior Notes in an aggregate principal amount of not more than $100,000,000 without prior written approval of the Investor (for the avoidance of doubt, secured debt issued by the Company shall not be considered senior to the Senior Notes); and

(c) any distribution in kind to the Investor of any shares or securities of, or other interests in, any entity domiciled in Japan or any other action that would cause the Investor to acquire or hold any such shares, securities or other interests.

Notwithstanding the foregoing, the rights of the Investor in this Section 2.2 shall be subject to applicable Law and NYSE rules, including compliance therewith such that the Common Stock shall continue to be listed on the NYSE.

SECTION 2.3. Confidentiality. (a) Except as otherwise contemplated in this Section 2.3 and in the Ancillary Agreements, the Investor agrees that it will keep confidential and will not disclose or, other than to monitor its investment in the Company, use for any purpose any confidential, proprietary or secret information disclosed or otherwise made available by or on behalf of the Company, Evercore LP or their respective Subsidiaries, Affiliates or Representatives, whether before or after the date of this Agreement, and whether written or oral, together with all copies, extracts or other reproductions in whole or in part of such information and all data, analyses, reports, forecasts and records, financials, interpretations, analyses, compilations, data, studies, notes, records, reproductions, translations, memoranda, summaries and other oral, electronic or written information prepared by the Investor, or by the Investor’s Affiliates or Representatives, that contain or otherwise reflect, or are generated from, such information (together, the “Confidential Information”). Notwithstanding the foregoing, Confidential Information shall not include information that (i) was at the time of its receipt or becomes thereafter generally available to or known by the public (other than as a result of a breach of this Section 2.3 by the Investor); (ii) is or becomes available to the Investor on a non-confidential basis from a source which is not known by the Investor to be prohibited from disclosing such information by a legal, contractual or fiduciary obligation to the Company; or (iii) is independently developed by the Investor or the Investor’s Representatives without the use or inclusion of any Confidential Information.

(b) Notwithstanding Section 2.3(a), the Investor may disclose Confidential Information (i) to its directors, officers, employees, attorneys, accountants, consultants, and other professionals to the extent necessary in connection with utilizing their services solely for purposes of monitoring its investment in the Company or taking actions under any of the

Ancillary Agreements or the Purchase Agreement, provided that such recipients are advised of the confidentiality of such information and the Investor shall remain responsible for any disclosure by any such person; (ii) without prejudice to (i) above, to Mizuho Financial Group, Inc., Mizuho SC, Mizuho Securities USA, Inc. and The Bridgeford Group, Inc., provided that such recipients are advised of the confidentiality of such information and the Investor shall remain responsible for any disclosure by any such person; (iii) with the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed, to a bona fide potential or actual purchaser of Warrants or Senior Notes who is permitted to purchase under the Ancillary Agreements and executes a standard form confidentiality agreement with the Company on terms and conditions reasonably satisfactory to the Company and (iv) with the prior written consent of the Company.

(c) Notwithstanding anything herein to the contrary, but subject to Section 2.3(b)(i) and Section 2.3(e), in no event shall the Investor or any other recipient of Confidential Information affiliated with, or acting as a representative of, or who has received Confidential Information from, the Investor disclose any Confidential Information that contains, refers to or relates to information regarding (i) except to the extent expressly permitted under the Strategic Alliance Agreement, any client of the financial advisory business of the Company or any of the Company Subsidiaries or any transaction or potential transaction involving any such client or (ii) except to the extent expressly permitted under the Investment Agreement, any existing or prospective limited partner, investor or co-investor in a Fund or any pending or prospective investment, portfolio company or transaction being considered or pursued by any Fund.

(d) The Investor shall cause the Investor Director to enter into a confidentiality agreement with the Company pursuant to which the Investor Director will agree that, except as contemplated in, or otherwise for the purposes of furthering the objectives of, the Investment Agreement or the Strategic Alliance Agreement (and subject to the terms of such agreements or any ancillary agreements thereto) or as otherwise disclosed in public filings made by the Company with the SEC, the Investor Director shall not disclose any Confidential Information other than disclosure of general operating or financial information regarding the Company, Evercore LP or their respective Subsidiaries and their respective businesses solely to the Investor, Mizuho SC, Mizuho Securities USA, Inc., The Bridgeford Group, Inc. and Mizuho Financial Group, Inc., provided that the recipients are advised of the confidentiality of such information and the Investor shall remain responsible for any disclosure by any such person.

(e) Notwithstanding anything in this Agreement to the contrary, the Investor may disclose Confidential Information to the extent legally compelled or required by a Governmental Entity or by Law, regulation or legal process or the rules or regulations of any applicable stock exchange or Self-Regulatory Organization or requested by any Governmental Entity or Self-Regulatory Organization or by Mizuho Financial Group, Inc. in fulfillment of its obligations under Japanese law to soundly manage and control its group companies, provided that the Investor takes reasonable steps to minimize the extent of any such required disclosure and provides, to the extent permitted by Law and practicable under the circumstances, written notice of such requirement to the Company prior to making such disclosure (or, to the extent impracticable, promptly after such disclosure).

(f) The parties expressly acknowledge that the Company will be irreparably damaged if this Section 2.3 is not specifically enforced. Upon a breach or threatened breach of this Section 2.3 by the Investor, the Company shall, to the extent not prohibited by Law, in addition to all other remedies, be entitled to seek a temporary or permanent injunction, without showing any actual damage, and/or decree for specific performance, in accordance with the provisions hereof.

SECTION 2.4. Investor Director Expenses. The Company shall reimburse the Investor Director for his or her reasonable out-of-pocket expenses (including business class air fare) incurred for the purpose of attending meetings of the Board in accordance with the Company’s current reimbursement policy applicable to Directors generally.

SECTION 2.5. D&O Insurance. During the period that the Investor Director is a Director of the Board, such Investor Director shall be entitled to benefits under any director and officer insurance policy maintained by the Company to the same extent as any similarly situated Director, including customary tail coverage following the expiration of the Investor Director’s term.

SECTION 2.6. Financial Statements. The Company shall, within 45 days after the end of the relevant fiscal quarter (other than the fourth fiscal quarter) and within 90 days after the end of the relevant fiscal year, provide the Investor with quarterly or annual, as the case may be, financial reports and management reports (which shall describe, among other things, the Company’s assets, liabilities, contingent liabilities and the valuations thereof in reasonable detail), and the Company shall provide any additional information that the Investor may reasonably require for accounting or regulatory purposes. All such financial statements shall include a balance sheet, income statement, cash flow statement and stockholders’ equity statement and shall be prepared in accordance with generally accepted accounting principles in the United States. All annual financial statements shall be audited. Provided that the Company remains a reporting company under the Exchange Act, the Company may provide copies of its 10-Q and 10-K filings to satisfy the requirements of this Section 2.6.

ARTICLE III

TRANSFERS

SECTION 3.1. Investor Transfer Restrictions.

(a) The Investor shall not Transfer any Equity-Linked Securities, other than (subject to the limitations imposed by this Agreement, applicable Law and the Insider Trading Policies) any Transfer:

(i) consented to in writing by the Company prior to such Transfer;

(ii) to any Permitted Transferee of the Investor; provided that such Transfer would not constitute a Prohibited Transfer;

(iii) pursuant to a tender or exchange offer, merger, consolidation or restructuring, or a sale transaction involving the Transfer of a majority of the Total Evercore Equity to a Person which is not an Affiliate of the Company, which transaction has been recommended favorably pursuant to a duly authorized resolution adopted by the Board (any such transaction, a “Change of Control”);

(iv) that occurs (A) if the Strategic Alliance Agreement is terminated by the Investor pursuant to Section 5.02(b) thereof, or by the Company pursuant to

Sections 5.02(d), 5.02(f), or 5.02(h) thereof, or by agreement of the parties pursuant to Section 5.02(a), after the later of the third anniversary of the Closing Date or twelve (12) months after such termination date or (B) if the Strategic Alliance Agreement is terminated by the Investor pursuant to Sections 5.02(d), 5.02(e) or 5.02(g) thereof or by the Company pursuant to Section 5.02(b) thereof, at least twelve (12) months after such termination date; provided that any Transfer pursuant to this clause (iv) shall only be permitted to the extent (x) such Transfer is made pursuant to a widely distributed Public Offering or other Transfer in which no holder or group of affiliated holders, after giving effect to such Transfer, would directly or indirectly beneficially own more than 2% of the issued and outstanding voting securities of the Company and (y) the total number of shares of Common Stock (on an as-converted basis) subject to such Transfer, together with the number of shares of Common Stock (on an as-converted basis) subject to any Transfer during the immediately preceding twelve (12) month period, constitutes less than 25% of the Floating Stock (as defined below); or

(v) that occurs after August 16, 2012; provided that any Transfer pursuant to this clause (v) shall only be permitted to the extent (x) such Transfer is made pursuant to a widely distributed Public Offering or other Transfer in which no holder or group of affiliated holders, after giving effect to such Transfer, would directly or indirectly beneficially own more than 2% of the issued and outstanding voting securities of the Company and (y) the total number of shares of Common Stock (on an as-converted basis) subject to such Transfer, together with the number of shares of Common Stock (on an-as converted basis) subject to any Transfer during the immediately preceding 12-month period, constitutes less than 25% of the Floating Stock.

For purposes of this Agreement, “Floating Stock” shall mean all shares of Common Stock that are issued and outstanding that are not (x) subject to legal or contractual transfer restrictions or (y) beneficially owned, directly or indirectly, by Affiliates of the Company (which for purposes of this definition shall include any employees of the Company or any of its Subsidiaries). Such determination shall be made as of the day which is five (5) NYSE Business Days prior to the date on which the relevant Transfer is made. For purposes of this clause, “NYSE Business Days” shall mean any day on which trading takes place on the New York Stock Exchange.

(b) The Investor shall not Transfer any Senior Notes, other than (subject to the limitations imposed by this Agreement, applicable Law and the Insider Trading Policies) any Transfer:

(i) consented to in writing by the Company prior to such Transfer;

(ii) to any Permitted Transferee of the Investor; provided that such Transfer would not constitute a Prohibited Transfer;

(iii) that occurs (A) if the Strategic Alliance Agreement is terminated by the Investor pursuant to Section 5.02(b) thereof, or by the Company pursuant to Sections 5.02(d), 5.02(f), or 5.02(h) thereof, or by agreement of the parties pursuant to Section 5.02(a), after the later of the third anniversary of the Closing Date or twelve (12) months after such termination date or (B) if the Strategic Alliance Agreement is terminated by the Investor pursuant to Sections 5.02(d), 5.02(e) or 5.02(g) thereof or by the Company pursuant to Section 5.02(b) thereof, at least twelve (12) months after such termination date; provided that any Transfer pursuant to this clause (iii) shall only be permitted to the extent such Transfer does not result in any holder or group of affiliated holders, after giving effect to such Transfer, directly or indirectly beneficially owning more than 15% of the Aggregate Principal Amount of the Notes; or

(iv) that occurs after August 16, 2012; provided that any Transfer pursuant to this clause (iv) shall only be permitted to the extent such Transfer does not result in any holder or group of affiliated holders, after giving effect to such Transfer, directly or indirectly beneficially owning more than 15% of the Aggregate Principal Amount of the Notes.

(c) No Transferee of any Equity-Linked Securities or Senior Notes Transferred by the Investor shall obtain, acquire or be entitled to any governance or other rights under this Agreement.

(d) The Investor and its Permitted Transferees shall at all times hold the Senior Notes in certificated form.

(e) In connection with any proposed Transfer by the Investor, the Investor shall provide the Company written notice of such proposed Transfer prior to the consummation of such Transfer.

(f) Notwithstanding anything to the contrary herein, in the event that the Investor at any time Transfers any or all of its Equity-Linked Securities or Senior Notes to any Permitted Transferee of such Investor, such Permitted Transferee shall (i) agree to be bound jointly and severally with the Investor with respect to its obligations under this Agreement, (ii) agree that the representations, warranties, covenants and other agreements made by the Investor herein shall be deemed to have been made by such Permitted Transferee and (iii) execute a counterpart to this Agreement, the execution of which shall constitute such Permitted Transferee’s agreement to the terms of this Section 3.1(e) and the other restrictions contained in this Agreement which apply to the Investor. For the avoidance of doubt, it is expressly agreed and understood that any Transfer as contemplated in this Section 3.1(e) shall in no way relieve the Investor of its obligations, duties or liabilities hereunder as a result of such Transfer.

(g) In connection with any Transfer of Senior Notes pursuant to this Article III, the Company shall provide the Indenture Trustee written notice and authorization of such Transfer to the extent such Transfer is permissible pursuant to the terms of this Article III.

(h) Any Transfer by the Investor of Equity-Linked Securities pursuant to this Article III shall be conditional upon the receipt of approval from the UK Financial Services Authority or confirmation from the Investor’s counsel that such approval is not required.

(i) Any Transfer or attempted Transfer of any Equity Securities or Senior Notes in violation of any provision of this Agreement, applicable Law or the Insider Trading Policies shall be void, and the Company and Evercore LP shall not record any such Transfer on its books or treat any purported transferee of such Equity Securities or Senior Notes as the legal or beneficial owner of any such Equity Securities or Senior Notes for any purpose.

SECTION 3.2. Right of First Offer.

(a) Subject to Section 3.1 (other than a Transfer: (i) to Permitted Transferees; (ii) pursuant to a merger, consolidation or similar transaction in which the Company is a constituent corporation; (iii) pursuant to a redemption or repurchase by the Company or (iv) pursuant to Section 3.3 or 3.4), if at any time the Investor or any of its Permitted Transferees in good faith desires to Transfer any of the Equity-Linked Securities to a buyer who is not an Affiliate of the Investor (a “Buyer”), for a period of 60 days after the Company has received notice of such proposed sale pursuant to Section 3.2(d) (such date of receipt, the “Notice Date”), the Company shall have the right to purchase for cash all (but not less than all) of the Equity-Linked Securities proposed to be sold or transferred by the Investor or its Permitted Transferee, as applicable (the “Offered Securities”), at the same price per unit or share and on the same terms and conditions as provided in the Offer Notice (as defined in Section 3.2(d) below).

(b) Notwithstanding the foregoing, in the event the Company does not purchase all of the Offered Securities, then the Investor or its Permitted Transferee, as applicable, may sell all, but not less than all, of the Offered Securities to the Buyer at a price per unit or share equal to or greater than the price set forth in, and on terms and conditions no more favorable to Buyer as provided in, the Offer Notice; provided, that (i) if the Investor or its Permitted Transferee, as applicable, does not enter into a definitive agreement to sell such Offered Securities to a bona fide Buyer at a price per unit or share equal to or greater than the price set forth in, and on terms and conditions no more favorable to Buyer as provided in, the Offer Notice within 30 days after the Company’s waiver of, or the expiration of the time to exercise, the options set forth in this Section 3.2(b), or (ii) after entering into such definitive agreement in accordance with the foregoing clause (i), the Investor or its Permitted Transferee, as applicable, does not consummate the sale of such Offered Securities to such Buyer within 120 days of entering into such definitive agreement (provided that the period within which such sale must be closed shall be extended to the extent necessary to obtain required governmental and other approvals or otherwise comply with applicable Law), the restrictions provided for herein shall again become effective, and no Transfer of such Offered Securities may be made thereafter by the Investor or its Permitted Transferee, as applicable, without again offering the same to the Company in accordance with this Section 3.2.

(c) The Company may assign its rights under this Section 3.2; provided, that the Company shall notify the Investor at least 20 Business Days prior to such assignment and the Investor shall have the right to veto any assignment to a party that, in the Investor’s reasonable opinion, would violate the Investor’s regulatory compliance obligations; provided, further, that the Company shall remain jointly and severally liable for the assignee’s obligation to purchase the Offered Securities.

(d) In the event the Investor or any of its Permitted Transferees proposes to undertake a Transfer of Equity-Linked Securities, the Investor or its Permitted Transferee, as applicable, shall give the Company written notice of its intention, describing in reasonable detail the price and general terms upon which the Investor or its Permitted Transferee, as applicable, proposes to Transfer the Equity-Linked Securities (the “Offer Notice”). The Company shall have 60 days from the Notice Date to exercise its right under this Section 3.2 for the price and upon the general terms specified in the Offer Notice by giving written notice to the Investor or its Permitted Transferee, as applicable, and stating therein the quantity and type of Equity-Linked Securities to be purchased by the Company (or any designee thereof). The closing of the Transfer of Equity-Linked Securities covered by any such exercise of rights by the Company pursuant to Section 3.2 shall occur on the date, if any, set forth in the Offer Notice (which shall be no later than 120 days following the date of the Offer Notice) or on such other date as the parties may agree; provided that the period within which such sale must be closed shall be extended to the extent necessary to obtain required governmental and other approvals or otherwise comply with applicable Law. At the closing, the Investor or Permitted Transferee, as applicable, shall pay all requisite transfer taxes, if any, and such Equity-Linked Securities to be transferred shall be free and clear of any liens, claims or encumbrances (other than restrictions imposed pursuant to this Agreement, the Restated Certificate of Incorporation, the Bylaws and applicable federal and state securities laws), and the Company (or any designee thereof) shall deliver payment of the purchase price therefor on the terms described in the Offer Notice.

SECTION 3.3. Tag-Along Right.

(a) Other than a Transfer: (i) to the Company, Evercore LP or any Affiliate of the Company, Evercore LP or any of their respective Subsidiaries (including pursuant to any redemption or repurchase by the Company or Evercore LP) in connection with any internal restructuring, recapitalization or similar transaction in which each class of securities of the Company and Evercore LP, as applicable, receives the same treatment, (ii) pursuant to a Public Offering, (iii) pursuant to a merger, consolidation or similar transaction in which the Company or Evercore LP is a constituent corporation and in which the Investor is permitted to participate on terms at least as favorable as the Company’s Senior Managing Directors; provided that the foregoing requirement shall not take into account any compensation or other employment-related terms applicable to any of the Senior Managing Directors), or (iv) pursuant to any Transfer in connection with contributions to estate planning vehicles, if at any time the Senior Managing Directors, collectively, seek to Transfer securities of the Company or Evercore LP held by them which represent 50% or more of the Total Evercore Equity to a buyer which is not an Affiliate of the Company (a “Tag-Along Sale”), the Investor shall have the right to require, as a condition to such Transfer, that the proposed buyer purchase from the Investor and/or its Permitted Transferees at the same price per share of Common Stock (on an as-converted basis) and on the same terms and conditions as provided in the Tag-Along Notice, a percentage of the Investor’s Equity-Linked Securities (on an as-converted basis) equal to the percentage of the Total Evercore Equity proposed to be Transferred by the Senior Managing Directors to such buyer, provided that transfers under this Section 3.3 shall be subject to the limitations imposed by applicable Law and the Insider Trading Policies.

(b) In the event the Senior Managing Directors propose to undertake any Tag-Along Sale, the Company shall give the Investor written notice of such intention, describing in reasonable detail the price and general terms upon which the Senior Managing Directors propose to undertake any Tag-Along Sale (the “Tag-Along Notice”). The Investor shall have fifteen (15) Business Days from the date of the Tag-Along Notice to exercise its (and/or its Permitted Transferees’) right under this Section 3.3(b) at the price and upon the general terms specified in the Tag-Along Notice by giving written notice to the Company of its (and/or its Permitted Transferees’) election to exercise its right to participate in such Tag-Along Sale pursuant to this Section 3.3. If the Investor has not delivered to the Company written notice of its election to exercise its and/or its Permitted Transferees’ right pursuant to this Section 3.3 by the conclusion of the fifteen (15) Business Day period following delivery of the Tag-Along Notice, the Investor and its Permitted Transferees shall be deemed to have rejected the offer to participate in the Tag-Along Sale. If the proposed buyer is unwilling to purchase, in the aggregate, more than a specified number of securities of the Company and/or Evercore LP, then, if necessary, the maximum number of such securities that the Investor (including its Permitted Transferees) and such Senior Managing Directors may Transfer in such Tag-Along Sale in accordance with this Section 3.3 shall be reduced to the product of (i) the number of securities such holder proposes to

Transfer in such Tag-Along Sale multiplied by a percentage equal to (ii)(A) the maximum number of such securities that the proposed buyer is willing to purchase, multiplied by (B) a fraction the numerator of which is the number of such securities that the Senior Managing Directors propose to Transfer in such Tag-Along Sale and the denominator of which is the aggregate number of securities of the Company and Evercore LP that the Senior Managing Directors propose to Transfer plus the aggregate number of Equity-Linked Securities (on an as-converted basis) that Investor (and/or its Permitted Transferees) proposes to Transfer, in each case, in such Tag-Along Sale pursuant to this Section 3.3.

(c) If the Investor (and/or its Permitted Transferees) elects to participate in a Tag-Along Sale pursuant to this Section 3.3, the Investor (and/or its Permitted Transferees) shall take all necessary and desirable actions in connection with the consummation of such Tag-Along Sale including the execution of such agreements and instruments and the taking of other actions reasonably necessary to (i) cooperate with the Senior Managing Directors and the buyer in such Tag-Along Sale to provide such access and information as may be reasonably requested by such buyer, (ii) provide, together with the Senior Managing Directors, the representations, warranties, indemnities, covenants, conditions, escrow agreements and other provisions and agreements relating to such Tag-Along Sale as determined by the Senior Managing Directors (provided that the Investor and/or its Permitted Transferees shall not be liable for any obligations that relate specifically to a particular seller (other than the Investor and/or its Permitted Transferees) in such Tag-Along Sale such as indemnification with respect to representations and warranties given by such seller regarding such seller’s title to or ownership of securities), and (iii) cooperate with the Senior Managing Directors and in the allocation and distribution of the aggregate consideration upon the Tag-Along Sale as set forth below. At the closing of the Tag-Along Sale, such Equity-Linked Securities to be transferred by the Investor (and/or its Permitted Transferees) in the Tag-Along Sale shall be free and clear of any liens, claims or encumbrances (other than restrictions imposed pursuant to this Agreement, other agreements applicable to such Equity-Linked Securities (including, but not limited to, the Warrant), the Restated Certificate of Incorporation, the Bylaws and applicable federal and state securities laws). In connection with any Tag-Along Sale, the Investor (and/or its Permitted Transferees) shall bear its own costs and its pro rata share of costs to the extent incurred by all sellers.

(d) Notwithstanding anything contained in this Section 3.3, there shall be no liability or obligation on the part of the Company or any Senior Managing Director (or any other Person) under this Agreement if the Senior Managing Directors or the buyer in any Tag-Along Sale determine, for any reason, not to effect the proposed Transfer that would constitute a Tag-Along Sale.

(e) The Company hereby agrees that it shall not give effect to any purported Transfer of securities of the Company or Evercore LP by the Senior Managing Directors which would constitute a Tag-Along Sale that does not comply with the provisions of this Section 3.3, and the Company and Evercore LP will not record any such Transfer on its books or treat any purported transferee of such securities as the legal or beneficial owner of any such securities for any purpose.

SECTION 3.4. Drag-Along Right.

(a) In the event that holders of Total Evercore Equity seek to sell 50% or more of the Total Evercore Equity to a bona fide buyer which is not an Affiliate of the Company (a “Desired Sale”), such holders may provide, at least fifteen (15) Business Days prior to any related shareholder vote or any transaction closing, written notice to the Investor or any of its Permitted Transferees of such intention, describing in reasonable detail the price and general terms of the Desired Sale.

(b) Upon receipt of such notice of a Desired Sale, the Investor and its Permitted Transferees shall (i) consent to, vote for and raise no objections against the Desired Sale or the process pursuant to which the Desired Sale was arranged, (ii) waive any dissenters’, appraisal and similar rights, if any, with respect thereto and (iii) if the Desired Sale is a sale of shares of Equity Securities, agree to sell a percentage of its Equity-Linked Securities (calculated on an as-converted basis) equal to the percentage of the Total Evercore Equity to be sold in the Desired Sale, on the terms and conditions of the Desired Sale; provided that, in the event that the Investor no longer has the right to designate a Director for nomination for election to the Board at the time of receipt of notice of a Desired Sale, the Investor shall not be required to provide (A) any representations, warranties or indemnities other than with respect to itself, its Permitted Transferees and the Equity Securities held by it or its Permitted Transferees or (B) any joint and several obligation in connection with the Desired Sale (other than any obligation which is joint and several among the Investor and its Permitted Transferees); provided, further that, in the event the Investor has the right to designate a Director for nomination for election to the Board at the time of receipt of notice of a Desired Sale, the Investor’s indemnification obligations in connection with such Desired Sale shall not exceed fifty percent (50%) of the consideration received by the Investor and its Permitted Transferees in such Desired Sale (except that the foregoing fifty percent (50%) limitation shall not apply with respect to indemnification for breaches of representations, warranties or obligations that relate specifically to the Investor and/or its Permitted Transferees such as representations and warranties regarding the Investor’s and/or its Permitted Transferee’s title to or ownership of securities).

(c) The Investor shall take all necessary and desirable actions in connection with the consummation of any Desired Sale including the execution of such agreements and instruments and taking other actions reasonably necessary to (A) cooperate with the purchaser in such Desired Sale to provide such access and information as may be reasonably requested by the purchaser, (B) provide, together with the holders of 50% or more of the Total Evercore Equity, the representations, warranties, indemnities, covenants, conditions, escrow agreements, other provisions and agreements (in each case as limited by paragraph (b) above) relating to such Desired Sale as determined by the holders of 50% or more of the Total Evercore Equity (provided that the Investor and/or its Permitted Transferees shall not be liable for any obligations that relate specifically to a particular seller (other than the Investor and/or its Permitted Transferees) in such Desired Sale such as indemnification with respect to representations and warranties given by such seller regarding such seller’s title to or ownership of securities) and (C) effectuate the allocation and distribution of the aggregate consideration upon the Desired Sale as set forth below. At the closing of the Desired Sale, such Equity-Linked Securities to be transferred by the Investor in the Desired Sale shall be free and clear of any liens, claims or encumbrances (other than restrictions imposed pursuant to this Agreement, the Restated Certificate of Incorporation, the Bylaws and applicable federal and state securities laws). In connection with any Desired Sale, the Investor shall bear its own costs and its pro rata share of costs to the extent incurred by all sellers.

SECTION 3.5. Redemption Right. The Investor shall give the Company 90 days prior written notice of any termination of the Strategic Alliance Agreement pursuant to Section 5.02(b) thereof, and during such 90-day period the Company shall have the right to commit to redeem all, but not less than all, of the Common Stock held by the Investor and its Permitted

Transferees at a price per share equal to the volume weighted average price of the Common Stock on the New York Stock Exchange during the twenty (20) trading days prior to the date of redemption; provided that the Company shall close on the redemption of the Common Stock within six (6) months of the date of termination of the Strategic Alliance Agreement (provided that the period within which such closing must occur shall be extended to the extent necessary to obtain required governmental and other required approvals and otherwise comply with applicable Law). In addition, in the event that the Investor gives the Company written notice of any termination of the Strategic Alliance Agreement pursuant to Section 5.02(b) thereof, the Company shall have the right to redeem the Senior Notes pursuant to, and in accordance with the terms set forth in, the Indenture.

ARTICLE IV

REGISTRATION RIGHTS

SECTION 4.1. Demand Registration.

(a) (i) Subject to the restrictions contemplated by Section 3, and for so long as the Investor beneficially owns Registrable Securities representing, in the aggregate and on an as-converted basis, more than 7.5% of the outstanding Total Equity (calculated on an as-converted basis) or Senior Notes with an aggregate principal value of more than $50 million, upon the written request of the Investor (for purposes of this Article IV, the “Demand Party”) requesting that the Company effect the registration under the Securities Act of all or part of such Demand Party’s Registrable Securities and specifying the amount and intended method of disposition thereof, the Company thereupon will, as expeditiously as reasonably practicable, use its reasonable best efforts to effect the registration under the Securities Act pursuant to this Section 4.1 of the Registrable Securities which the Company has been so requested to register by the Demand Party; provided that in no event shall the Company be required to effect more than three (3) registrations (each of which may involve a Marketed Offering) pursuant to this Section 4.1; provided, further, that in no event shall the Company be obligated to prepare and file any such registration statement that would not obtain a minimum aggregate sales price of $25 million; provided, further, that the Company shall not be obligated to file a registration statement or undertake a Marketed Offering under this Section 4.1 within a period of 90 days after the effective date of any other registration statement filed by the Company, the filing of a Shelf Prospectus Supplement by the Company or the consummation of a Marketed Offering by the Company; and, provided, further, that the Company may satisfy its obligations hereunder by filing a registration statement for an offering of securities of the Company to be made on a continuous basis pursuant to Rule 415 (or any successor provision thereto) under the Securities Act (together with any amendments thereto, and including any documents incorporated by reference therein, a “Shelf Registration Statement”), if the Company is then eligible to use such form at such time. For the avoidance of doubt, if the Company is eligible to file a Shelf Registration Statement, any demand to register more than one type of Registrable Securities for sale in one offering shall constitute only one registration for purposes of this Section 4.1(a).

(ii) In the event the Company has satisfied its obligations under this Section 4.1 by filing a Shelf Registration Statement, following the effectiveness of such Shelf Registration Statement, the Investor shall be entitled to request in writing that the Company file a prospectus or prospectus supplement (a “Shelf Prospectus Supplement”) to effect a takedown for an offering of Registrable Securities registered thereby; provided that no request for a takedown shall be made unless the minimum anticipated aggregate sales price of Registrable Securities requested to be included in the Shelf Prospectus Supplement is $20 million; provided, further, that the Company shall not be obligated to file a Shelf Prospectus Supplement within a period of 90 days after the effective date of any other registration statement filed by the Company, the filing of a Shelf Prospectus Supplement by the Company or the consummation of a Marketed Offering by the Company; and provided, further, that any request made pursuant to this Section 4.1(a)(ii) shall be provided to the Company and shall specify the number of Registrable Securities to be offered, the intended methods of disposition thereof and that the request is for a Shelf Prospectus Supplement pursuant to this Section 4.1(a)(ii).

(b) Expenses. The Company will pay all reasonable Registration Expenses in connection with registrations of Registrable Securities requested pursuant to this Section 4.1.

(c) Selection of Underwriters. If a requested registration pursuant to this Section 4.1 involves an underwritten offering, the investment bankers, underwriters and managers for such registration shall be selected by the Holders of a majority of the Registrable Securities which the Company has been requested to register; provided, that such selection of investment bankers, underwriters and managers shall be subject to the reasonable approval of the Company.

(d) Priority in Demand Registrations; Right to Abandon or Withdraw. If a requested registration pursuant to this Section 4.1 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities to be included in such registration (including securities of the Company which are not Registrable Securities) would be likely to have an adverse effect on the success of such offering (including any impact on the selling price or the number of shares of Common Stock of the Company that any participant may sell) as contemplated by the Holders, then the Company shall include in such registration (i) first, 100% of the Registrable Securities requested to be included in such registration by the Demand Party, but only to the extent that the managing underwriter believes that all such Registrable Securities can be sold in such offering without having the adverse effect referred to above (or, if the managing underwriter believes that all such Registrable Securities cannot be sold in such offering without having such an adverse effect and the Demand Party does not exercise its right set forth in the final sentence of this clause (d), such lesser number of Registrable Securities as specified by the Demand Party) and (ii) second, to the extent the managing underwriter believes additional securities can be sold in the offering without having the adverse effect referred to above, the securities the Company proposes to sell up to the number of securities that, in the opinion of such managing underwriter, can be sold without having such an adverse effect. If the managing underwriter of any underwritten offering shall advise the Holders participating in a registration pursuant to this Section 4.1 that the Registrable Securities covered by the registration statement cannot be sold in such offering within a price range acceptable to the Demand Party or that all of the Registrable Securities requested to be included in a registration by a Demand Party pursuant to this Section 4.1 cannot be sold in the manner requested, then the Demand Party shall have the right to notify the Company that it has determined that the registration statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such registration statement; provided that such requested registration shall notwithstanding such notice be deemed to have been effected pursuant to this Section 4.1.

(e) Postponement in Requested Registrations or Sales.

(i) Notwithstanding anything to the contrary contained in this Agreement, if the Company receives a request for registration pursuant to this Section 4.1 or a request for the Company to file a Shelf Prospectus Supplement pursuant to Section 4.1(a)(ii), at a time when (A) the Company has commenced, or has a bona fide intention to commence, a public or Rule 144A securities offering transaction, (B) registration, takedown or Transfer of the Registrable Securities would, in the good faith judgment of the Board, impede, delay or otherwise interfere with any pending or contemplated material acquisition, corporate reorganization or similar material transaction, or (C) non-public material information not otherwise then required by Law to be publicly disclosed regarding the Company exists, the immediate disclosure of which would in the good faith judgment of the Board be disadvantageous to the Company, then the Company may postpone the filing (but not the preparation) of a registration statement or Shelf Prospectus Supplement required by this Section 4.1; provided that the Company shall not be permitted to postpone registration or filing of a Shelf Prospectus Supplement pursuant to this Section 4.1(f) for more than two periods aggregating not more than 90 days in any 360-day period.

(ii) The Company shall promptly give the Holders requesting registration or the filing of any Shelf Prospectus Supplement pursuant to this Section 4.1 written notice of any postponement made in accordance with clause (i), which notice shall contain a general statement of reasons for such postponement and an approximation of the anticipated delay. If the Company gives the Holders such a notice, the Holders shall have the right, within 10 Business Days after receipt thereof, to withdraw their request, in which case such request will not be counted for purposes of this Section 4.1.

(g) No Transfer. For the avoidance of doubt, it is agreed and understood that no provision relating to the registration of Registrable Securities or filing of a Shelf Prospectus Supplement shall be construed as permitting the Investor to effect a transfer of securities that is otherwise prohibited by the terms of this Agreement or any other agreement between the Investor and the Company or any of its Subsidiaries.

SECTION 4.2. Registration Procedures.

In connection with any request by the Investor that Registrable Securities be registered pursuant to Section 4.1(a), subject to the provisions of such section, the paragraphs below shall be applicable:

(a) The Company shall as expeditiously as reasonably practicable prepare and file with the SEC a registration statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the registration of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such filed registration statement to become effective without unreasonable delay and remain effective for not less than 90 days or until the date on which all Registrable Securities included in such registration statement shall have been sold or shall have otherwise ceased to be Registrable Securities, except with respect to a Shelf Registration Statement, for which such period of effectiveness shall end no earlier than the first to occur of (i) the second anniversary of the date on which such Shelf

Registration Statement became effective and (ii) the date on which all Registrable Securities included in such Shelf Registration Statement shall have been sold or shall have otherwise ceased to be Registrable Securities, and with respect to a takedown from any Shelf Registration Statement, the Shelf Prospectus Supplement shall be available for use for not less than 90 days or until the date on which all Registrable Securities included in such Shelf Prospectus Supplement shall have been sold or shall have otherwise ceased to be Registrable Securities.

(b) Prior to filing a registration statement or prospectus or any amendment or supplement thereto pursuant to Section 4.1, the Company shall, if requested, furnish to the Investor and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to the Investor and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as the Investor or underwriter, if any, may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Investor. The Investor shall have the right to request that the Company modify any information contained in such registration statement, amendment and supplement thereto pertaining to the Investor, and the Company shall use its reasonable best efforts to comply with such request, provided, that the Company shall not have any obligation to so modify any information if the Company reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) After the filing of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended method of disposition by the Investor set forth in such registration statement or supplement to such prospectus and (iii) promptly notify the Investor of any stop order issued or threatened by the SEC suspending the effectiveness of such registration statement or any state securities commission and take all commercially reasonable efforts to prevent the entry of such stop order or to obtain the withdrawal of such order if entered.

(d) To the extent any “free writing prospectus” (as defined in Rule 405 under the Securities Act) is used, the Company shall file with the SEC any free writing prospectus that is required to be filed by the Company with the SEC in accordance with the Securities Act and retain any free writing prospectus not required to be filed.

(e) The Company shall use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Investor or each underwriter, if any, reasonably (in light of such member’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the Investor to consummate the disposition of the Registrable Securities owned by the Investor, provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4.2(e), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(f) The Company shall immediately notify the Investor or each underwriter, if any, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to the Investor or underwriter, if any, and file with the SEC any such supplement or amendment.

(g) Subject to the execution of confidentiality agreements satisfactory in form and substance to the Company in the exercise of its good faith judgment, pursuant to the reasonable request of the Investor or underwriter (if any), the Company will give to the Investor, each underwriter, if any, and their respective counsel and accountants (i) reasonable and customary access to its books and records and (ii) such opportunities to discuss the business of the Company with its directors, officers, employees, counsel and the independent public accountants who have certified its financial statements, as shall be appropriate, in the reasonable judgment of counsel to the Investor or underwriter, to enable them to exercise their due diligence responsibility, provided that any such discussions shall be done in a manner so as to not unreasonably disrupt the operation of the business of the Company.

(h) The Company shall use its reasonable best efforts to furnish to the Investor and to each such underwriter, if any, a signed counterpart, addressed to such person or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as the Investor or each underwriter, if any, reasonably requests.

(i) The Investor and each underwriter, if any, agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.2(f), the Investor or underwriter shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until the Investor’s or underwriter’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.2(f), and, if so directed by the Company, the Investor or underwriter shall deliver to the Company all copies, other than any permanent file copies then in the Investor’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 4.2(a))

by the number of days during the period from and including the date of the giving of notice pursuant to Section 4.2(f) to the date when the Company shall make available to the Investor a prospectus supplemented or amended to conform with the requirements of Section 4.2(f).

(j) The Company shall use its reasonable best efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded.

(k) The Company shall cooperate with the Investor to facilitate the timely delivery of Registrable Securities to be sold, which shall not bear any restrictive legends, and to enable such Registrable Securities to be issued in such denominations and registered in such names as the Investor may reasonably request at least two Business Days prior to the closing of any sale of Registrable Securities.

SECTION 4.3. Information Supplied.

It shall be a condition precedent to the obligations of the Company to take any action to register the Registrable Securities held by any seller of Registrable Securities as to which any registration is being effected that such seller shall furnish the Company with such information regarding such seller that is pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request. Each Holder agrees to promptly furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading.

SECTION 4.4. Restrictions on Disposition.

Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.2(f), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.2(f). In the event the Company shall give any such notice, the period mentioned in Section 4.2(a) shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4.2(f) and to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 4.2(f).

SECTION 4.5. Indemnification.

(a) In the event of any registration of any securities of the Company pursuant to Section 4.1, the Company shall, and it hereby does, indemnify and hold harmless, to the extent permitted by Law, any Holder who is selling Registrable Securities covered by such registration statement, each Person who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (hereinafter referred to as a “controlling person”) and their respective directors, officers, members or general and limited partners, each Person who participates as an underwriter in the offering or sale of such securities and each controlling person of the underwriter (collectively, the “Seller Indemnified Parties”), against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof (“Claims”) and expenses (including reasonable attorney’s fees and reasonable expenses of investigation) to which such Seller Indemnified Party may become subject under the Securities Act, Law or otherwise, insofar as such Claims or expenses arise out of, relate to or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading; provided that the Company shall not be liable to any Seller Indemnified Party in any such case to the extent that any such Claim or expense arises out of, relates to or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company by or behalf of such seller specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Seller Indemnified Party and shall survive the transfer of Registrable Securities by any seller.

(b) In the event of any registration of any securities of the Company pursuant to Section 4.1, each Holder shall, and it hereby does, indemnify and hold harmless, to the extent permitted by Law, the Company, each controlling person of the Company, and their respective directors, officers, members or general and limited partners and each underwriter and their controlling persons to the same extent as the foregoing indemnity from the Company to the Seller Indemnified Parties, but only with respect to Claims to which such indemnified party may become subject under the Securities Act, Law or otherwise, insofar as such Claims or expenses arise out of, relate to or are based upon any untrue statement or alleged untrue statement of any material fact contained, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto to the extent such statement or omission is contained in any information relating to such Holder furnished in writing by such Holder expressly for use in preparation of the registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus. The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 4.1 herein, that the Company shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold harmless in the same manner and to the same extent as set forth above with respect to information so furnished in writing such Persons specifically for inclusion. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the prospective sellers, or any of their respective Affiliates, directors, officers or controlling Persons and shall survive the transfer of securities by any seller. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Promptly after receipt by a Person entitled to indemnification pursuant to Section 4.5 (an “Indemnified Party”) hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 4.5, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided that the failure of the Indemnified Party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 4.5, except to the extent that the indemnifying party is prejudiced in any material respect by such failure to give notice. In case any such action or proceeding is brought against an Indemnified Party, unless in such Indemnified Party’s reasonable judgment, based upon advice of counsel, a conflict of interest between such indemnified and indemnifying parties may exist in respect of such action or proceeding (in which case the Indemnified Party shall have the right to assume or continue its own defense and the indemnifying party shall be liable for any reasonable expenses therefor (but in no event will bear the expenses for more than one firm of counsel for all Indemnified Parties in each jurisdiction, who shall, with respect to Seller Indemnified Parties, be approved by the majority of the participating Holders in the registration in respect of which such indemnification is sought)), the indemnifying party will be entitled to participate in and to assume the defense thereof (at its expense), jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation and shall have no liability for any settlement made by the Indemnified Party without the consent of the indemnifying party, such consent not to be unreasonably withheld. No indemnifying party will settle any action or proceeding or consent to the entry of any judgment without the prior written consent of the Indemnified Party, unless such settlement or judgment (i) includes as an unconditional term thereof the giving by the claimant or plaintiff of a release to such Indemnified Party from all liability in respect of such action or proceeding and (ii) does not involve the imposition of equitable remedies or the imposition of any obligations on such Indemnified Party and does not otherwise adversely affect such Indemnified Party, other than as a result of the imposition of financial obligations for which such Indemnified Party will be indemnified hereunder. An Indemnified Party may not settle any action or proceeding or the entry of any judgment without the prior written consent of the indemnifying party.

(d) (i) If the indemnification provided for in this Section 4.5 from the indemnifying party is unavailable to an Indemnified Party hereunder in respect of any Claim or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Claim or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Party in connection with the actions which resulted in such Claim or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 4.5(d) as a result of the Claim and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any action or proceeding; and (ii) the parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 4.5(d)(i). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) Indemnification similar to that specified in this Section 4.5 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any Law or with any Governmental Entity other than as required by the Securities Act.

(f) The obligations of the parties under this Section 4.5 shall be in addition to any liability which any party may otherwise have to any other party.

SECTION 4.6. Selection of Counsel.

In connection with any registration of Registrable Securities pursuant to Section 4.1 hereof, the Holders of a majority of the Registrable Securities covered by any such registration may select one counsel to represent all Holders of Registrable Securities covered by such registration; provided, that in the event the counsel selected as provided above is also acting as counsel to the Company in connection with such registration, a majority of the remaining Holders shall be entitled to select one additional counsel to represent all such remaining Holders.

SECTION 4.7. Participation in Underwritten Registrations; Holdback Agreement.

No Holder may participate in any registration in connection with an underwritten public offering (including any Marketed Offering) hereunder unless such Holder agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and completes and executes all reasonable questionnaires, powers of attorney, underwriting agreements, hold-back agreement letters and other documents customarily required under the terms of such underwriting arrangements. In connection with any underwritten public offering (including any Marketed Offering), each Holder (whether or not such Holder’s shares are to be included in the registration statement) agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Equity Security or Senior Notes of the Company during the 14-day period prior to, and for the 90 days after, the effective date of the registration statement for such offering or consummation of such Marketed Offering (or such lesser period as the managing underwriters may require or permit), except for such Equity Securities or Senior Notes to be included in such offering.

SECTION 4.8. No Inconsistent Agreements.

The Company represents and warrants that it is not a party to, and agrees that it will not enter into, and will cause its Subsidiaries not to, enter into, any agreement which (a) conflicts with or limits or prohibits the exercise of the rights granted to the Holders of Registrable Securities in this Article IV or (b) grants registration rights equivalent to or with priority over the rights granted to the Holders of Registrable Securities in this Article IV.

SECTION 4.9. Assignment. The rights contemplated in this Article IV are assignable by the Investor (a) to any Permitted Transferees and (b) to any permitted transferee of shares of Common Stock constituting in the aggregate more than 7.5% of the outstanding Total Equity and otherwise in accordance with Section 3.1.

SECTION 4.10. Termination of Registration Rights.

The rights of the Investor under this Article IV shall terminate at such time as the Investor ceases to hold any Registrable Securities.

SECTION 4.11. Rule 144 and Rule 144A.

(a) The Company agrees it will use its reasonable best efforts to file in a timely manner all reports required to be filed by it pursuant to the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and if at any time the Company is not required to file such reports, for so long as the Investor holds any Registrable Securities, at any reasonable time and upon the request of the Investor; and the Company will (i) furnish the Investor with such information as may be necessary to enable the Investor to effect sales of Equity-Linked Securities or Senior Notes or any Common stock which may be issued, converted, exchanged or distributed in respect thereof by way of dividend, stock split, or other distribution or recapitalization or reclassification with respect to the Equity-Linked Securities or Senior Notes pursuant to Rule 144 or Rule 144A under the Securities Act, as any such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC, and (ii) deliver to the Investor a written statement as to whether it has complied with the reporting requirements of said Rule 144 or Rule 144A, as applicable.

(b) For so long as the Investor holds any Registrable Securities, in connection with a proposed sale by the Investor of Equity-Linked Securities or Senior Notes with a minimum aggregate sales price of at least $25 million pursuant to a Rule 144A “underwriting” involving one or more nationally recognized investment banking firms (an “Eligible 144A Sale”), following receipt by the Company of written notice by the Investor of such proposed sale, the Company shall use its reasonable best efforts to (i) furnish to each underwriter a signed counterpart of a comfort letter from the Company’s independent public accountants in customary form and covering such matters of the kind customarily covered by comfort letters as such underwriter reasonably requests, (ii) subject to the execution of confidentiality agreements satisfactory in form and substance to the Company in the exercise of its good faith judgment (if requested by the Company in its discretion), pursuant to the reasonable written request of the Investor or such underwriter (upon reasonable notice to the Company), provide potential purchasers of such Equity-Linked Securities or Senior Notes with an opportunity to discuss the business of the Company with its officers and employees, as shall be appropriate, to assist the Investor in marketing such Equity-Linked Securities or Senior Notes (which discussion may take place via a conference call), provided that any such discussion shall be done in a manner so as to not unreasonably disrupt the operation of the business of the Company (as determined in the reasonable discretion of the Company) and (iii) provide reasonable cooperation to the Investor (as determined in the reasonable discretion of the Company) to assist the Investor in marketing such Equity-Linked Securities or Senior Notes. Notwithstanding the foregoing, the Company shall not be required to comply with any obligation contained in this Section 4.11(b) in connection with more than two (2) Eligible 144A Sales.

(c) Notwithstanding anything herein to the contrary, (i) in no event shall the Company be required to participate in any “road show” (other than in connection with a registration pursuant to Section 4.1(a)) or take any action which would be inconsistent with any applicable Laws and (ii) nothing in this Section 4.11 shall be deemed to require the Company to register any of its securities under the Exchange Act or file any resale registration statement to register any of its securities under the Securities Act.

ARTICLE V

CERTAIN COVENANTS

SECTION 5.1. Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder. Without limitation of the foregoing, each of the parties hereto shall use their commercially reasonable efforts to give such notices and obtain all other authorizations, consents, Orders and approvals of all governmental authorities and other third parties, including CFIUS (as applicable), FINRA, FSA or NYSE, that may be or become necessary for the performance of its obligations pursuant to this Agreement and will cooperate fully with the other parties hereto in promptly seeking to obtain all such authorizations, consents, Orders and approvals.

SECTION 5.2. Standstill. Until such time as the Investor holds Equity Securities (on an as-converted basis) representing less than 5% of the Total Equity (calculated on an as-converted basis), without the prior consent of a majority of the Board (excluding those nominated by the Investor), neither any Investor nor any of its Representatives, associates or Affiliates will in any manner, directly or indirectly, acting alone, as part of a “group” (as such term is defined in Section 13(d)(3) of the Exchange Act) or otherwise in concert with others, unless specifically requested in writing in advance by the Board:

(a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or cause or participate in or in any way assist, facilitate or encourage any other Person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in:

(i) any acquisition of a relevant interest in any securities (or beneficial ownership thereof), or direct or indirect rights or options to acquire any securities (or beneficial ownership thereof) or any other derivative instruments, of the Company, Evercore LP or any of their respective Subsidiaries or Affiliates;

(ii) any tender or exchange offer, merger or other business combination, or any recapitalization, restructuring, share repurchase, dividend, sale or transfer of assets, liquidation, dissolution or other extraordinary transaction, involving the Company, Evercore LP or any of their respective Subsidiaries or Affiliates, or any other transaction which could result in a Change of Control of the Company or Evercore LP; or

(iii) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) or consents to vote any voting securities of the Company, or seek to call, or to request the call of, a special meeting of the stockholders of the Company, or seek to make, or make, a stockholder proposal at any meeting of the stockholders of the Company or make a request for a list of the Company’s stockholders, or make any public statement or filing with any Governmental Entity or judicial authority having any such effect, or otherwise publicly or privately seek or propose to influence, control or alter in any manner the management or the policies of the Company (including the Company’s Restated Certificate or Bylaws) or to obtain representation on the Board, interfere by any means with any transaction involving the Company;

(b) form, join or in any way participate in a “group” (as defined above) or enter into any discussion, negotiation, agreement, arrangement or understanding with any Person (including any security holders of the Company) with respect to the Company or Evercore LP or otherwise act in concert with any Person in respect of any securities of the Company or Evercore LP;

(c) enter into any discussions or arrangements with any third party with respect to any of the foregoing; or

(d) propose or disclose any intention to take any of the foregoing activities or take any action which would or would reasonably be expected to force the Company to make a public announcement regarding any of the types of matters set forth in (a) above or advise, assist or encourage any other Persons in connection with the foregoing, or make or seek permission to make any public announcement with respect to any of the foregoing.

The Investor also agrees during such period not to request that the Company or any of its Representatives, directly or indirectly, amend or waive any provision of this Section 5.2.

(e) Notwithstanding the foregoing provisions of this Section 5.2, subject to applicable Law and the Insider Trading Policies, (i) the Investor or its permitted assignees under the Purchase Agreement may purchase shares of Common Stock in the public market in an amount representing up to, but not exceeding, 4.9% of the Common Stock Voting Rights in accordance with Section 2.2 of the Purchase Agreement; (ii) after the second anniversary of the Closing Date, the Investor may purchase shares of Common Stock in the public market in an amount representing, together with all other Common Stock owned by the Investor and its Affiliates, up to, but not exceeding 4.9% of the Common Stock Voting Rights; and (iii) the Investor and its Permitted Transferees may acquire Exercise Shares upon the exercise of Warrants immediately prior to a transfer of the Exercise Shares to an unaffiliated third party, subject to the transfer restrictions set forth in Section 3.1.

(f) The foregoing provisions of this Section 5.2 shall not be deemed to prohibit (i) the Investor or any Affiliate thereof from engaging in trading on behalf of clients, underwriting, lending, advisory, asset management, investment banking or other applicable financial services activities in the ordinary course of its business, or (ii) any divisions of, or legal entities affiliated with the Investor from providing any product or service or performing any activity, on behalf of clients, in the business of securities trading, underwriting, market making, brokerage, financial advisory, lending, investment banking and asset management conducted in the ordinary course of business; provided that (A) the Investor shall not (x) use any Confidential Information in providing the services listed in clause (i) or (y) provide or disclose any Confidential Information to any Affiliates providing any product or service listed in clauses (i) or (ii), and (B) to the extent that an Affiliate has Confidential Information, this Section 5.2 will apply to such Affiliate.

SECTION 5.3. Non-Compete.

(a) If at any time the Investor or any of its Affiliates (including Mizuho SC), directly or indirectly, (i) beneficially own 5% or more of the outstanding voting securities of an Evercore LP Competitor (as defined below), (ii) have the right to designate a member of, or observer to, the board of directors of an Evercore LP Competitor, or (iii) enter into any strategic alliance, joint venture or similar arrangement with an Evercore LP Competitor to provide M&A advisory services to clients in North America engaging in acquisitions or restructurings primarily executed in Japan or to clients in Japan engaging in acquisitions or restructurings primarily executed in North America (a “Mizuho Restricted Activity”), then Representatives of the Investor shall use their reasonable efforts to promptly meet with Representatives of the Company to explain the purpose, scope and other parameters of such Mizuho Restricted Activity. Following the Company’s due consideration of such explanation, if the Company reasonably determines that such Mizuho Restricted Activity is reasonably likely to adversely affect the Company, the Company shall have the right, upon written notice to the Investor, (i) to cause the Investor to lose its right to designate a Director for nomination for election to the Board in accordance with Section 2.1, and the Investor designee serving at such time shall immediately resign; and (ii) to terminate the Strategic Alliance Agreement. An “Evercore LP Competitor” means any firm that competes with the Company in the provision of financial advisory services regarding mergers, acquisitions, restructurings, reorganizations or other such transactions through offices in North America.

(b) If at any time the Company or any of its Affiliates, directly or indirectly, (i) beneficially own 5% or more of outstanding voting securities of a Mizuho Competitor (as defined below), (ii) have the right to designate a member of, or observer to, the board of directors of a Mizuho Competitor, or (iii) enter into any strategic alliance, joint venture or similar arrangement with a Mizuho Competitor to provide M&A advisory services to clients in North America engaging in acquisitions or restructurings primarily executed in Japan or to clients in Japan engaging in acquisitions or restructurings primarily executed in North America (an “Evercore LP Restricted Activity”), then Representatives of the Company shall use their reasonable efforts to promptly meet with Representatives of the Investor to explain the purpose, scope and other parameters of such Evercore LP Restricted Activity. Following the Investor’s due consideration of such explanation, if the Investor reasonably determines that such Evercore LP Restricted Activity is reasonably likely to adversely affect the Investor, then the Investor shall have the right, upon written notice to the Company, to terminate the Strategic Alliance Agreement. A “Mizuho Competitor” means any firm that competes with the Mizuho Parties in the provision of financial advisory services regarding mergers, acquisitions, restructurings, reorganizations or other such transactions through offices in Japan.

(c) For the avoidance of doubt, the covenants in Sections 5.3(a) and (b) above shall not prohibit either Party from engaging in joint marketing activities, or serving as a co-advisor, with any other person on an ad hoc basis, subject to such Party’s compliance with its obligations under the Strategic Alliance Agreement.

SECTION 5.4. No Hedging or Manipulation. For so long as the Investor beneficially owns any Capital Stock, the Investor will not (i) directly or indirectly transfer or hedge (including through swaps, options or other derivative positions, whether cash or physically-settled or otherwise) the consequences of legal or economic beneficial ownership of any such securities or (ii) take any action designed or that could reasonably be expected to directly or indirectly create actual or apparent trading activity in such securities (or any security convertible into or exchangeable for such securities) or raise or depress or otherwise manipulate the price of such securities (or any security convertible into or exchangeable for such securities).

SECTION 5.5. Insider Trading Policies and Indemnification.

(a) For so long as a Director designated for nomination for election to the Board by the Investor, any of its Permitted Transferees or their Affiliates serves on the Board, the Investor, its Permitted Transferees and its Affiliates shall not, directly or indirectly, purchase any Equity Securities, except in compliance with applicable Law and the Insider Trading Policies.

(b) The Investor agrees to indemnify and hold harmless the Company and its Affiliates and their respective officers, directors, employees, Affiliates, advisors, agents and controlling persons (each, a “Company Indemnified Person”) from and against any and all Claims (including any suits, actions, proceedings or investigations by any Governmental Entity) and expenses (including reasonable and reasonably documented attorneys’ fees and reasonable and reasonably documented expenses of investigation) insofar as such Claims or expenses arise out of, relate to or are based upon any acquisitions or dispositions of any Securities by the Investor or any of its Affiliates which are alleged to violate any applicable Law related to insider trading or market manipulation. The foregoing indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Company Indemnified Person and shall survive the transfer of any Securities by the Investor or any other Person. For the avoidance of doubt, the Investor shall have no obligation to indemnify the Company Indemnified Persons for Claims against the Company or any of its Affiliates directly resulting from the Company’s or its Affiliates’ violations of applicable Law by failing to implement adequate policies or controls relating to insider trading to the extent such Claims do not arise out of and are not based upon any acquisitions or dispositions by the Investor or any of its Affiliates which are alleged to violate applicable Law related to insider trading or market manipulation.

(c) Promptly after receipt by a Company Indemnified Person hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 5.5, such Company Indemnified Person will, if a claim in respect thereof is to be made against the Investor, give written notice to the Investor of the commencement of such action or proceeding; provided that the failure of a Company Indemnified Person to give notice as provided herein shall not relieve the Investor of its obligations under this Section 5.5, except to the extent that the Investor is prejudiced in any material respect by such failure to give notice. In case any such action or proceeding is brought against a Company Indemnified Person, unless in such Company Indemnified Person’s reasonable judgment, based upon advice of counsel, a conflict of interest between such a Company Indemnified Person and the Investor may exist in respect of such action or proceeding (in which case such Company Indemnified Person shall have the right to assume or continue its own defense and the Investor shall be liable for any reasonable and reasonably documented expenses therefor (but in no event will bear the expenses for more than one firm of counsel for all Company Indemnified Persons in each jurisdiction)), the Investor will be entitled to participate in and to assume the defense thereof (at its expense) with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Company Indemnified Person for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation and shall have no liability for any settlement made by such Company Indemnified Person without the consent of the Investor, such consent not to be unreasonably withheld. The Investor shall not settle any action or proceeding or consent to the entry of any judgment without the prior written consent of the Company Indemnified Person, unless such settlement or judgment (i) includes as an unconditional term thereof the giving by the claimant or plaintiff of a release to such Company Indemnified Person from all liability in respect of such action or proceeding and (ii) does not involve the imposition of equitable remedies or the imposition of any obligations on such Company Indemnified Person and does not otherwise adversely affect such Company Indemnified Person, other than as a result of the imposition of financial obligations for which such Company Indemnified Person will be indemnified hereunder. A Company Indemnified Person may not settle any action or proceeding or the entry of any judgment without the prior written consent of the Investor.

(d) (i) If the indemnification provided for in this Section 5.5 from the Investor is unavailable to a Company Indemnified Person hereunder in respect of any Claim or expenses referred to herein, then the Investor, in lieu of indemnifying such Company Indemnified Person, shall contribute to the amount paid or payable by such Company Indemnified Person as a result of such Claim or expenses in such proportion as is appropriate to reflect the relative fault of the Investor and such Company Indemnified Person in connection with the actions which resulted in such Claim or expenses, as well as any other relevant equitable considerations. The amount paid or payable by the Investor under this Section 5.5(d) as a result of the Claim and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any action or proceeding; and (ii) the parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 5.5(d)(i).

(e) The remedies provided for in this Section 5.5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Company Indemnified Person at law or in equity. The indemnity and contribution agreements contained in this paragraph shall remain operative and in full force and effect regardless of the termination of this Agreement.

ARTICLE VI

MISCELLANEOUS

SECTION 6.1. No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and the Investor covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement (other than the Company’s rights pursuant to the Tag-Along Rights Agreement) shall be had against any current or future director, officer, employee, stockholder, partner or member of the Investor or of any of its Affiliates, assignees or Transferees, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law or Order, it being further expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future director, officer, employee, stockholder, partner or member of the Investor or of any of its Affiliates, assignees or Transferees as for any obligation of the Investor under this Agreement or any documents or instruments delivered in connection with this Agreement (other than the Company’s rights pursuant to the Tag-Along Rights Agreement) for any claim based on, in respect of, or by reason of, such obligations or their creation.

SECTION 6.2. Termination.

(a) Except to the extent provided with respect to specific provisions hereof, this Agreement shall terminate, except for this Article VI and Sections 2.5 and 4.5 which shall survive such termination, as follows: (i) on the date that the Investor and its Permitted Transferees no longer beneficially own any Equity Securities or Senior Notes, and (ii) upon the written agreement of the Company and the Investor.

(b) The termination of this Agreement will not relieve any party for any liability arising from a breach of representation, warranty, covenant or other agreement occurring prior to such termination.

SECTION 6.3. Expenses. Except as otherwise provided herein (and except as provided in the Purchase Agreement), all expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

SECTION 6.4. Successors and Assigns; Assignment. Except as otherwise provided in this Agreement, the rights and obligations of the parties hereunder will be binding upon and inure to the benefit of their respective successors, heirs, executors, administrators and legal representatives. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned, in whole or in part, by operation of Law or otherwise, by any party without the prior written consent of the other parties hereto. Any assignment or purported assignment of this Agreement in violation of this Section 6.4 shall be null and void.

SECTION 6.5. No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto and their permitted successors under Section 6.4, any rights or remedies under or by reason of this Agreement.

SECTION 6.6. Entire Agreement. This Agreement, the other Ancillary Agreements, the Purchase Agreement and the documents referred to herein and therein, together with all schedules, annexes and exhibits hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede any and all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

SECTION 6.7. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by applicable Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

SECTION 6.8. Amendment and Waiver. Any term of this Agreement may be amended only with the written consent of the Company and the Investor. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Company or the Investor only in writing by such party. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

SECTION 6.9. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the Investors’ part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by Law, or otherwise afforded to any party, shall be cumulative and not alternative.

SECTION 6.10. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be either personally delivered, delivered by facsimile transmission or delivered by an internationally recognized courier or mailed by first-class registered or certified mail, postage prepaid, return receipt requested. Every notice hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, upon transmission by facsimile or electronic mail and confirmed by facsimile or electronic mail receipt, electronic mail confirmation or five (5) days after the same shall have been deposited with the United States mail or Japanese postal service.

If to the Investor, at:

Mizuho Corporate Bank, Ltd.

1251 Avenue of the Americas

New York, NY 10020

Attention: Angelo Aldana

Fax: +1 (212) 282-3699

with a copy to:

Shearman & Sterling LLP

Fukoku Seimei Building, 5F

2-2-2 Uchisaiwaicho

Chiyoda-ku, Tokyo 100-0011

Attention: Kenneth J. Lebrun

Fax: +81-3-5251-1602

If to the Company at:

Evercore LP

55 East 52nd Street, 42nd Floor

New York, New York 10055

Attention: Adam B. Frankel

Fax: +1 (212) 857-7426

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Kathryn K. Sudol

Fax: +1 (212) 455-2502

SECTION 6.11. Interpretation. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise, and shall include all amendments of the same and any successor or replacement statutes and regulations as of the date hereof. All references to agreements shall mean such agreement as may be amended or otherwise modified from time to time. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

SECTION 6.12. Governing Law; Arbitration.

(a) This Agreement shall be governed by and construed in accordance with the Laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

(b) Any dispute arising out of or in connection with this Agreement shall be submitted to binding arbitration. The arbitration shall be conducted according to the rules of the International Chamber of Commerce. The place of arbitration shall be New York City. The Investor and Evercore shall attempt to agree upon one arbitrator, but if they are unable to agree, each shall appoint an arbitrator and these two shall appoint a third arbitrator. Expenses of the arbitrator(s) shall be divided equally between the Investor and Evercore. Each Party shall bear the costs of preparing and presenting its case, including its own attorney’s fees.

(c) Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof, and shall be enforceable against the Parties.

SECTION 6.13. Specific Performance; No Special Damages. The parties hereto acknowledge that each party would not have an adequate remedy at law for money damages in the event that any of the covenants or agreements of another party in this Agreement were not performed in accordance with its terms, and it is therefore agreed that each of the parties, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief enjoining such breach and enforcing specifically the terms and provisions hereof, and each party waives (i) the defense in any action for an injunction or other equitable relief that a remedy at law would be adequate and (ii) agrees that any such action for injunctive relief or specific performance may be brought in (and hereby irrevocably submits to the jurisdiction of) any federal or state court in the State of New York.

SECTION 6.14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

SECTION 6.15. Electronic Signatures. This Agreement may be executed and delivered by electronic means and upon such delivery the electronic signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

SECTION 6.16. Effectiveness of this Agreement. This Agreement shall become effective upon, and subject to the occurrence of, the Closing.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Equity Holders Agreement as of the date first set forth above.

EVERCORE PARTNERS INC.

By:	/s/ Tim LaLonde
Name:	Tim LaLonde
Title:	Senior Managing Director

MIZUHO CORPORATE BANK, LTD.

By:	/s/ Yasuhiro Sato
Name:	Yasuhiro Sato
Title:	Deputy President

[Signature Page to Equity Holders Agreement]